Exhibit 99.1

Press Release

Contact:	Matthew M. Partridge

Senior Vice President, Chief Financial Officer, & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR
IMMEDIATE	Alpine Income Property Trust Announces
RELEASE	Chief Financial Officer Transition

WINTER PARK, FL, February 28, 2024 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company”) announced today that its Senior Vice President, Chief Financial Officer and Treasurer, Matthew M. Partridge, has resigned from the Company, effective as of April 1, 2024 (the “Effective Date”), to pursue another opportunity with a new venture not in the REIT industry. Following the Effective Date, Mr. Partridge intends to provide further assistance with certain needs of the Company during the Company’s first quarter reporting period in order to ensure a successful transition. The Company has begun its search for a new Chief Financial Officer.

“The board of directors and I want to thank Matt for his many contributions and wish him well and great success with his new venture,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust, Inc. “Matt played an important role in advancing key initiatives for the Company, including developing its FP&A, capital markets and financial reporting strategies, as well as building a strong finance and accounting team, now led by Lisa Vorakoun, our Vice President and Chief Accounting Officer who has been with PINE since its inception.”

Mr. Partridge said, “It has been a privilege to work with John, the board of directors, and such an incredibly talented team. I am proud of PINE’s growth and all that we have accomplished during my time with the Company.”

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.